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                       SUBORDINATED NOTE          (Exhibit 10.1)
                                                   Charlotte, North Carolina
                                                   April 26, 1996


      FOR VALUE RECEIVED, the undersigned, Main Place Funding Corporation, a Delaware corporation (the "Company"), unconditionally promises to pay to the order of NationsBank of Texas, National Association ("NationsBank Texas") in lawful money of the United States of America in immediately available funds the principal amount of $1,110,583,690.70 on September 25, 1999 (the "Maturity Date"); provided, however, that if the Company's proposed Mortgage-Backed Bonds, Series 1995-1 (the "Bonds") are then outstanding, payment of the principal amount hereof shall be deferred until such Bonds are paid in full. The Company may, at its option, prepay this Note in whole or in part without premium at any time and from time to time from funds of the Company which are not subject to the lien of any senior debt).

      The undersigned further agrees to pay interest in like money on the unpaid principal amount hereof from time to time from the date hereof at a rate per annum equal to the Eurodollar Rate (as defined below) plus fourteen (14) basis points, on the basis of a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on each March 25, June 25, September 25 and December 26, commencing December 26, 1995, or in each case, on the following business  day  if  such  day is not a business day (each, an  "Interest  Payment
Date"), and upon final payment of the unpaid principal amount hereof. "Eurodollar Rate" means, for any Interest Period (as defined below), the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two business days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two business days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. "Interest Period" means, with respect to any Interest Payment Date, the period from and including the preceding Interest Payment Date (or, in the case of the Initial Interest Payment Date, from and including the date hereof) and ending on and including the day prior to such Interest Payment Date.

      This Note is subordinate and junior in right and time of payment to all "Senior Debt" of the Company, which is any Indebtedness (as defined below) of the Company and all renewals, extensions, refinancings and refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment to this Note. "Indebtedness" is any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) including the Bonds, whether any such indebtedness would appear as a liability upon a balance sheet of the Company in accordance with generally accepted accounting principles.

      All scheduled payments of principal and interest in respect of Senior Debt must be paid before this Note shall be payable, and all scheduled payments of principal and interest on this Note shall be payable only to the extent that the Company, after paying all of its accounts payable and other current expenses, has the funds to make such payments. The Company agrees, and the holder hereof by accepting this Note agrees, to the subordination provisions herein contained. Notwithstanding any provisions herein to the contrary, the obligations of the Company hereunder shall not be recourse to the trust created by the indenture under which the Bonds will be issued or any assets thereof while they remain subject to the lien of such indenture.

      The holder of this Note, by it acceptance hereof, hereby covenants and agrees that it will not at any time institute against the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United Stated federal or state bankruptcy or similar law.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the day and year first above written.

                                   MAIN PLACE FUNDING CORPORATION


                                   By:  /s/ John E. Mack
                                        ---------------------
                                        Name

                                        President & Treasurer
                                        ---------------------
                                        Title